Westor Capital Group, Inc.
116 John Streeet
New York, NY 10038
Tel: (212) 766-3333
Fax: (212) 766-3349

February 7, 2007

Attn: Richard Ham, President
Millenium Holding Group, Inc.
12 Winding Rd.
Henderson, NV 89052

Dear Mr. Ham

We are pleased to set forth the following terms of the retention of Westor Capital Group, Inc. (“Westor”) by Millenium Holding Group, Inc.. (the “Company”) as its investment banker:

1. Responsibilities. During the term of this agreement (this “Agreement”) Westor will assist the Company as its financial advisor providing investment banking services on a “best efforts’ basis that will include, without limitation, assistance in mergers, acquisitions and internal capital structuring, including, but not limited to the placement of new debt and/or equity securities, all with the objective of accomplishing the business and financial goals of the Company. In each instance, Westor shall endeavor to assist the Company in identifying corporate candidates for mergers and acquisitions, and, subject to market conditions, sources of private and institutional funds. Westor will also assist the Company in its negotiations of such matters. In this regard, the Company acknowledges that Westor has identified potential investor group

Westor will also endeavor to provide strategic planning, structuring and other advisory services to the Company. In each instance, Westor will only render services that are mutually agreed to by Westor and the Company, and Westor will use its best efforts to accomplish the goals agreed to by Westor and the Company.

2. Access to Information and Accuracy of Information. In connection with the services to be provided by Westor, the Company agrees to cooperate with Westor and furnish it with all information and data concerning the Company which Westor deems reasonably necessary and provide Westor with access to the Company’s officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants that all information made available to Westor will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company acknowledges and agrees that in rendering its services, Westor will be using and relying upon the information provided to it by the Company without independent verification and/or independent appraisal. Westor does not assume responsibility for the accuracy or completeness of any information provided it by the Company.

3. Compensation and Fees. In consideration for its services, Westor shall be entitled to receive, and the Company agrees to pay to Westor the following:

Investment Banking Fee: Upon execution of this Agreement an investment banking fee of $15,000 (the “Investment Banking Fee”) payable as follows: (i) $5,000 upon the execution of this Agreement. The balance upon a successful agreement and execution with an investor that provides at least $2,500,000 for the internet mortgage bank

Merger and Acquisition , Investor Fee: For investment banking services in connection with the Investor Transaction, as that term is hereinafter defined, Westor shall be entitled to receive at the closing of that transaction stock and cash (to be determined) but no less than 5% in stock and cash (ratio to be determined) of the aggregate valuation of the Investment.

Equity financing: Upon completion of a transaction with "Investor" (the "Transaction"), the Company, After 6 months will conduct an offering, on a Best Efforts, through Westor as Placement Agent (the “offering”), whereby the Company will raise an amount to be agreed upon. Westor shall be entitled to receive commissions of 10%, a non-accountable expense allowance of 3% percent and underwriters warrants to purchase up to 10% of the securities sold. The terms of the Offering will be set forth in a term sheet and/or letter of intent agreed to by the parties prior to the filing of a Private Placement memorandum

4. Additional Services. If Westor is requested to provide any services other than those set forth above, the terms and conditions relating to such services will be outlined in a separate agreement and the fees for such services shall be negotiated separately.

5. Affiliated and Associated Broker-Dealers. In performing its responsibilities, Westor may utilize the services of other broker-dealers, provided that such broker-dealers be registered as a “broker-dealer” under federal and state securities laws and any other applicable laws promulgated by the National Association of Securities Dealers and similarly situated governing bodies. The parties acknowledge that Westor shall be responsible to ensure that any such broker-dealer complies with all applicable laws and the terms of any agreement between Westor and the Company. The parties agree that Westor shall be responsible for payment of any compensation to any such entities and that the Company will not compensate these entities or reimburse any expenses incurred by them in connection with the performance of such duties.

6. Introductions by Westor. If at any time within two years after the date of termination of this Agreement, the Company enters into any Transaction, as that term is hereinafter defined, with any corporation, partnership, or any other entity identified to the Company by Westor during the term of this Agreement (an “Acquired Party”), then the Company shall pay Westor a cash fee equal to 2.5% of the consideration paid by the Company in connection with such transaction. As used in this Agreement, the term “Transaction” shall mean (a) any merger, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which the Acquired Party is acquired by, or combined with, the Company (b) the acquisition, directly or indirectly, by the Company or (i) substantially all if the assets of the Acquired Party of (ii) fifty percent or more of the Acquired Party’s outstanding common stock, whether by way of tender or exchange offer, open market purchases, negotiated purchases or otherwise, or (c) the election or appointment of nominees or representatives of the Company to the Board of Directors of the Acquired Party so that the nominees or representatives represent, in the aggregate, at least a majority of such Board of Directors.

7. Expenses. In addition to the fees described in paragraph three (3) above, the Company agrees to promptly reimburse Westor upon request from time to time, for all out-of-pocket expenses incurred, including fees and disbursements of counsel, and the other consultants and advisors retained by Westor in connection with Westor acting for the Company pursuant to this Agreement.

8. Indemnification

A. The Company hereby agrees that it will indemnify and hold Westor and each director, officer, shareholder, employee, agent or representative of Westor and each person controlling, controlled by or under common control of Westor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or the rules and regulations thereunder harmless from and against any and all loss, claims, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or in appearing or preparing for appearance as a witness in any action, suit or proceeding including any inquiry or investigation or pretrial proceeding such as a deposition) to which such indemnified person may become subject under the Securities Act of 1933, as amended (the “Act”), the Exchange Act or any other Federal or state statutory law or regulation at common law or otherwise, arising out of or based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any documents provided to Westor by the Company (the “Disclosure Documents”) (except those statements given by an indemnified person for inclusion therein), (ii) in any application or other document or written communication executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Company’s securities under the securities laws thereof or file with the Securities and Exchange Commission, or any state securities commission or agency, (iii) the omission or alleged omission from clauses (i) or (ii) above of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) the breach of any representation or warranty made by the Company in any agreement between the Company and Westor. The Company further agrees that upon demand by an indemnified person at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions hereof, any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such indemnified person as a direct result of such person’s gross negligence, bad faith or willful misfeasance will be promptly repaid to the Company.

B. Westor hereby agrees that it will indemnify and hold the Company and each director, officer, shareholder, employee, agent or representative of the Company and each person controlling, controlled by or under common control of the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or the rules and regulations thereunder harmless from and against any and all loss, claims, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or in appearing or preparing for appearance as a witness in any action, suit or proceeding including any inquiry or investigation or pretrial proceeding such as a deposition) to which such indemnified person may become subject under the Act, the Exchange Act or any other Federal or state statutory law or regulation at common law or otherwise, arising out of or based upon (i) information supplied by the Westor to the Company specifically for use in disclosure documents to investors, (ii) Westor’s use of disclosure documents not approved by the Company, (iii) Westor’s failure to provide any investor with a Disclosure Document furnished to Westor by the Company which corrects any fact in Disclosure Documents previously provided to such investor or (iv) the conduct of Westor or its employees in its acting as placement agent which are not taken with the Company’s consent or in reliance on the Company’s actions or failure to act. Notwithstanding the foregoing provisions of this paragraph, any such payment or reimbursement by Westor of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such indemnified person as a direct result of such person’s gross negligence, bad faith or willful misfeasance will be promptly repaid to Westor.

C. Promptly after receipt by an indemnified party under either subparagraph A or B, as the case may be, of the notice of commencement of any action covered by subparagraph A or B, such indemnified party shall within five (5) business days notify the indemnifying party of the commencement thereof; the omission by one indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligations to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification. In the event that any action is brought against the indemnified party, and it shall notify the indemnifying party in a timely manner, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it. After notice from the indemnifying party to such indemnified party of its objection to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subparagraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party’s control of the defense. Notwithstanding anything to the contrary contained herein, the indemnifying party shall have the right to choose its own counsel and control the defense of any action, all at the expense of the indemnifying parties, if: (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnified party.

D. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph A of this paragraph is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company to Westor on grounds of public policy or otherwise, the Company and Westor shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigation of defending of same) to which the Company and Westor may be subject in such proportion so that Westor is responsible for that portion represented by the percentage that the aggregate of its placement fee and expenses under this Agreement bears to the aggregate offering price for all securities sold in the Offering and the Company is responsible for the balance, except as the Company may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11 (f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subparagraph D, any person controlling, controlled by or under common control with Westor, or any partner, director, officer, employee, representative, or any agent of any thereof, shall have the same rights to contribution as Westor and each person who controls the Company with the meaning of Section 15 of the Act or Section

20 of the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this subparagraph D, notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from who contribution may be sought from any obligations they may have hereunder or otherwise. The indemnity and contribution agreements contained in this paragraph 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination or expiration of this Agreement.

9. Term. The term of this Agreement will be for a period of nine (9) months from the date hereof (the “Term”) except that if the Equity Financing and Investor Transaction are completed within the Term, the term of this Agreement shall be extended for an additional one (1) year period.

10. Termination. Anything to the contrary in Section 10 above notwithstanding, either party may terminate this Agreement at any time upon written notice, without liability or continuing obligation (except for any compensation earned, or expenses incurred up to the date of termination), except as set forth in the following sentence. Neither termination of the Agreement nor completion of this assignment contemplated hereby shall affect the provisions of sections 3, 4, 7, 8 or 9 which shall remain operative and in full force and effect.

11. Jurisdiction. The validity and interpretation of this agreement shall be governed by laws of the State of New York applicable to agreements made and to be fully performed therein.

12. Successors and Assigns. The benefits of this agreement shall insure to the respective successors and assigns of the parties hereto and to the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this agreement by the parties hereto shall be binding upon their respective successors and assigns.

13. Counterparts. For the convenience of the parties hereto, any number of counterparts of this agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement. This agreement may not be modified or amended except in writing signed by the parties hereto.

14. Terms of Equity Financing. The proposed terms of the financing shall be negotiated and agreed to by all parties discussed.

If the forgoing correctly sets forth our agreement, please sign the enclosed copies of this letter in the space provided and return them to us.

We look forward to working with you.

Very truly yours,

Westor Capital Group, Inc.

By: /s/ Victor Goldfluss
Victor Goldfluss
Managing Director Corporate Finance

Confirmed and Agreed to:
This 7th day of February, 2007
Millenium Holding Group, Inc.

By: /s/ Richard Ham
Richard Ham, President

Date: February 7, 2007